Exhibit (p)(8)

Kennedy Capital Management, Inc.

Code of Ethics

September 1, 2000

As Amended November 19, 2015

I. INTRODUCTION

A. Purpose. Kennedy Capital Management, Inc. (“Adviser”), in order to promote honest and ethical conduct, observe its fiduciary duties to its investment advisory clients (“Clients”), and comply with the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and applicable provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), has adopted this Code of Ethics (“Code”). This Code is intended to comply with Advisers Act Rule 204A-1 and 1940 Act Rule 17j-1.

B. Fiduciary Duty. This Code is based on the principle that the Adviser and its Supervised Persons (as defined in Section II.A. below) owe Clients a fiduciary duty. To that end, the Adviser and its Supervised Persons owe Clients a duty of trust and fair dealing, and must place the interests of Clients before their own. The Adviser and its Supervised Persons also must avoid activities, interests and relationships that conflict (or appear to conflict) with the interests of Clients.

C. General Information About the Code. This Code applies to all Supervised Persons. Every Supervised Person is expected to understand and meet the standards of conduct in this Code and otherwise comply with applicable Code requirements. Every Supervised Person is also expected to comply with all applicable federal securities laws.

Violations — Supervised Persons must promptly report to the Adviser’s Chief Compliance Officer or his or her designee(s) (the “CCO”), the Adviser’s Chief Executive Officer (“CEO”) or the Adviser’s Chief Operating Officer (“COO”), any suspected violation of this Code or applicable law (whether the person’s own conduct or the conduct of another person is in question). The Adviser takes violations of this Code or applicable law very seriously, and sanctions may be imposed for violations, up to and including termination of employment. The Adviser prohibits retaliation against Supervised Persons who report known or suspected violations.

Distribution of Code; Acknowledgement of Receipt — The CCO will distribute a copy of the Code (and any amendments thereto) to each Supervised Person. Each Supervised Person must acknowledge receipt of the same, using the Acknowledgement Form attached hereto as Exhibit A, as amended.

Personal Securities Reports — This Code includes limitations on, and reporting requirements for, personal securities transactions of Access Persons (as defined in Section II.B below). Technical compliance with this Code’s personal securities transaction requirements will not automatically insulate from scrutiny any personal transactions of any Supervised Person that abuse, or indicate an abuse of, the fiduciary duty that the Adviser and its Supervised Persons owe to Clients.

CCO Responsibility; Questions About the Code — The CCO is responsible for implementation of this Code. Accordingly, if you have any question about the requirements of this Code or applicable federal securities laws, or their application to your personal or business activities, you must contact the CCO for guidance before acting.

II. DEFINITIONS

A. “Supervised Person” means:

1.	any director, officer, manager, principal or partner of the Adviser (and other persons occupying a similar status or performing similar functions, as determined by the CCO);

2.	any employee of the Adviser; and

3.	any other person who is authorized by the Adviser to provide investment advice on behalf of the Adviser and is subject to the Adviser’s supervision and control, as determined by the CCO.

The CCO will determine which persons meet the definition of Supervised Person (including independent contractors, consultants and temporary employees), inform such person of his or her responsibilities under this Code, and establish and maintain a list of such Supervised Persons.

B. “Access Person” means:

1.	any Supervised Person who has access to nonpublic information regarding any Client’s purchase or sale of Securities (as defined in this section, Item M. below), or nonpublic information regarding the portfolio holdings of any Reportable Fund (as defined in this section, Item N. below);

2.	any Supervised Person who is involved in making securities recommendations to Clients, or has access to such recommendations that are nonpublic;

3.	any employee of the Adviser (or of any company in a Control (as defined in this section, Item F. below) relationship with the Adviser) who, in connection with his/her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

4.	any natural person in a Control relationship with the Adviser who obtains information concerning recommendations made to Clients regarding the purchase or sale of Securities by a Client; and

5.	any director, officer or partner of the Adviser (but see Outside Directors below).

The CCO will determine which persons meet the definition of Access Person (including independent contractors, consultants and temporary employees), inform such person of his or her responsibilities under this Code, and establish and maintain a list of such Access Persons.

Outside Directors

Under Rule 204A-1 and Rule 17j-1, all directors, officers and partners of an investment adviser whose primary business is providing investment advice (such as the Adviser) are presumed to be Access Persons. This presumption can be rebutted in certain cases. Only the CCO may determine whether to rebut this presumption and in doing so the CCO has the authority to establish any policies and procedures necessary or appropriate to support such determination (e.g., instituting information and access barriers so that the relevant person cannot access the type of Client information described above in the definition of Access Person).

As of the date of this Code, the CCO has determined that, based on the Adviser’s operations (certain aspects of which are described below), directors who are not employees of the Adviser (“Outside Directors”) will not normally meet the definition of Access Person. In the normal course of their duties for the Adviser, Outside Directors do not:

1.	make or participate in making any investment recommendations to Client, nor do they have any access to recommendations that are non-public, and

2.	have access to non-public information regarding any Clients’ securities transactions or portfolio holdings.

“Non-public” in this context refers to recommendations or information regarding Client transactions that have not yet been acted upon (or were acted upon within the most recent 15 calendar days), where the transactions have not yet had an impact on the securities markets and the information has not yet been reported to clients.

The Adviser has structured its operations so that under normal circumstances no Outside Director will be provided with or have access to the types of non-public information described above or under the Access Person definition. If, however, the Outside Directors need to obtain such information in order to adequately perform their duties, the CCO may permit the Outside Directors to obtain the information, provided that the Adviser’s Audit Committee authorizes this in writing (this authorization must be appropriately documented in the minutes of the relevant Audit Committee meeting).

Should an Outside Director receive the types of information described above or in the Access Person definition, either by design or inadvertently, the Outside Director will immediately be deemed an Access Person of the Adviser with respect to the relevant Securities and accordingly will be subject to all of the personal trade prohibitions, restrictions and reporting requirements with respect to such Securities.

In addition, Outside Directors are required to immediately notify the CCO if he or she receives any of the types of information described above, whether such receipt is authorized or inadvertent. If such notification is received, the CCO will review the relevant responsibilities under this Code with the Outside Director(s).

It is the responsibility of either the CCO or COO to review all written materials that will be provided to the Adviser’s Board of Directors (the “Board”) for the types of information described above prior to the relevant Board meeting. Such review will be evidenced by the reviewer’s name and date of review. The materials and evidence of review will be maintained in a file. Further, the CCO, COO or a representative from Compliance will attend all Board meetings to monitor for the transmission of such information to the Outside Directors. The CCO, COO or Compliance representative will endeavor to stop the dissemination of such information to any Outside Director during a meeting of the Board before disclosure. Any such “stop” will be recorded in the minutes. It will be the responsibility of the CCO, COO or Compliance representative to enter a statement into the minutes at the start of the Board meeting that the types of information described above and in the Access Person definition may not be discussed or reviewed with, or disclosed or otherwise disseminated to, Outside Directors.

Based on an evaluation of the circumstances, the CCO may determine that an Outside Director no longer meets the definition of Access Person and may remove the Outside Director from Access Person status. The reasons for any such determination by the CCO to remove an Outside Director from Access Person status must be documented. The Outside Director will remain an Access Person of the Adviser until such time as a written notification regarding the removal of the Outside Director from Access Person status has been provided to the Outside Director. Documentation of the facts leading to the removal of the Outside Director from Access Person status and any written notification will be retained by the CCO.

NOTE: No Supervised Person may provide any information of the type described above or in the Access Person definition to an Outside Director, without the prior approval of the CCO. Should any Supervised Person disseminate any such information or become aware that any such information has been provided to an Outside Director, the Supervised Person must inform the CCO immediately.

C. “Beneficial Ownership” has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“Exchange Act”). Under this Rule, generally a person beneficially owns a Security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect “pecuniary interest” in the Security. A pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Security.

An indirect pecuniary interest includes:

1.	securities held by a member of the person’s “immediate family” sharing the same household as the Access Person. Immediate family is defined as spouse, parent, child, sibling, in-law, grandparent, grandchild, aunt, uncle, niece, nephew, cousin, step-relative, or any individual with whom an employee has a close personal relationship, such as a domestic partner, co-habitant, or significant other;

2.	a general partner’s proportional interest in the Securities held by the general or limited partnership;

3.	a person’s interest in Securities held by a trust;

4.	a person’s right to acquire Securities through the exercise or conversion of any derivative security (meaning any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Security, or similar securities with a value derived from the value of the Security), whether or not presently exercisable; and

5.	a person’s interest in the portfolio securities held by a corporation or similar entity (other than a Fund (as defined in this section, Item I. below)) if the person owns securities of the entity, is a Controlling shareholder of the entity and has or shares investment control over the entity’s portfolio.

Any Access Person filing a report under this Code can state on the report that he or she disclaims Beneficial Ownership of certain Securities or transactions and that the report is not an admission that the person is the Beneficial Owner of such Securities.

D. “Blind Trust” means an account where the Access Person has a beneficial interest but has no knowledge of the transactions executed in the account by the trustee and has no power to intervene with regard to the way the trustee is managing the account. Such account is reportable to the CCO, but may be exempt from pre-clearance only if the CCO is satisfied that such account is truly discretionary.

E. “Closed-End Fund” is a publicly traded investment company representing an interest in a specialized portfolio of securities that is actively managed by an investment advisor and which typically concentrates on a specific industry, geographic market, or sector. A closed-end fund trades similarly to a common stock on a stock exchange and experiences price changes throughout the day – as the closed-end fund is bought and sold, as well as based upon the changing values of the securities held in the closed-end fund. Unlike open-end funds, new shares/units in a closed-end fund are not created by managers to meet demand from investors

F. “Control” has the same meaning as in the 1940 Act Section 2(a)(9). Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Section 2(a)(9) also provides that any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities (i.e., securities that entitle the holder to vote for the election of directors (or their substantial equivalent) of a company is presumed to control that company. Conversely, any person who does not so own more than 25% of the voting securities of any company is presumed not to control that company. A natural person is presumed not to be a controlled person, although any such presumption could be rebutted by the relevant facts and circumstances.

G. “Discretionary Managed Account” means an account for which an Access Person has a beneficial interest but has completely and fully granted decision-making authority to a third party investment adviser (who is not an immediate family member or not otherwise covered by this Code, although the Adviser may be retained in such a capacity by an Access Person – subject, of course, to the terms of this Code), and over which the Access Person does not have direct or indirect influence or control. The third party investment adviser must exercise all trading discretion over the account and will not accept any order to buy or sell specific securities from the Access Person or from any person on behalf of the Access Person. Such account is reportable to the CCO, but may be exempt from pre-clearance only if the CCO is satisfied that such account is truly discretionary. The Access Person may be required to provide the CCO with a copy of the executed contract that grants such authority to the third party investment adviser.

H. “Exchange-Traded Fund” or “ETF” is a marketable security that is index-based, allowing investors to purchase shares of a portfolio that tracks the yield and return of its native index. An ETF trades similarly to a common stock on a stock exchange and experiences price changes throughout the day as the ETFs are bought and sold, as well as based upon the changing values of the underlying securities which the ETF represents.

I. “Fund” means any investment company registered under the 1940 Act.

J. “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933 (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

K. “Limited Offering” means an offering exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Rule 504, 505 or 506 under that Act. This generally includes any offering conducted on a private placement basis pursuant to Regulation D of the Securities Act (e.g., the sale of a Security directly by the issuer (or in a series of transactions which constitutes a distribution for the issuer) without an effective SEC registration).

L. “Portfolio Manager” (including co-portfolio manager and assistant portfolio manager) means a Supervised Person who has or shares principal day-to-day responsibility for managing Client assets.

M. “Purchase or Sale” of a Reportable Security includes, among other things, the writing of an option to purchase or sell the Security. A Reportable Security is in the process of being “purchased” or “sold” for the account of a Client from the time when a purchase or sale has been communicated to the person who places the buy and sell orders for the account of such Client until the time when such purchase or sale has been fully completed or terminated.

N. “Reportable Fund” means any Fund for which the Adviser serves as an investment adviser ( as defined in Section 2(a)(20) of the 1940 Act), or any Fund whose investment adviser or principal underwriter Controls, is Controlled by or is under common Control with the Adviser.

O. “Security” includes any security as defined under the Advisers Act or the 1940 Act, including, but not limited to any: note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of or warrant or right to subscribe to or purchase any of the foregoing.

For clarification, a Security includes shares issued by unit investment trusts and open-end funds (even those that operate as exchange-traded funds), shares issued by closed-end funds, limited partnership interests, interests in foreign unit trusts, foreign mutual funds or similar foreign pooled investment vehicles and interests in private investment funds or hedge funds.

P. “Reportable Security” means any Security except:

1.	direct obligation of the U.S. government (e.g., Treasury bills, notes and bonds and US savings bonds);

2.	money market instruments;

3.	bankers’ acceptances;

4.	bank certificates of deposit;

5.	commercial paper;

6.	high quality short-term debt instrument (including repurchase agreements) (generally any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Ratings Organization, or which is unrated but of comparable quality);

7.	shares issued by open-end Funds, other than Reportable Funds and exchange-traded Funds; and

8.	shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Q. “Security Held or to be Acquired or Sold by a Client” includes: (1) any Reportable Security which, within the most recent 15 calendar days, (a) is or has been held in a Client account; or (b) “is being or has been considered” by the Adviser for purchase or sale for the account of any Client; and (2) any option to purchase or sell, and any Security convertible into or exchangeable for, a Reportable Security. This phrase is used in Section III.A. below.

R. A Security “is being considered for purchase or sale” for purposes of Section II. Q. above and Section III. D.1. below on any day on which:

1.	a written or oral recommendation to purchase or sell the Security has been made and the Portfolio Manager seriously considers making a purchase or sale for a Client; or

2.	a Portfolio Manager or persons advising a Portfolio Manager with respect to a specific transaction is making a determination regarding the purchase or sale of the Security for a Client.

Thus, a Security is being considered for purchase or sale at the time a research analyst is making a determination whether or not to recommend to a Portfolio Manager the purchase or sale of a Security and at the time a Portfolio Manager is making a determination whether or not to purchase or sell the Security.

Note Regarding Oral Recommendations: The Adviser expects a Supervised Person who receives an oral recommendation (normally, a Portfolio Manager) to recognize when he or she has received such a recommendation and act accordingly for purposes of this Code.

III. PROHIBITED TRANSACTIONS

A. Anti-Fraud. No Supervised Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a “Security Held or to be Acquired by Clients” (as defined in Section II.Q. above):

1.	employ any device, scheme or artifice to defraud Clients;

2.	make to Clients any untrue statement of a material fact or omit to state to Clients a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;

3.	engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Clients;

4.	engage in any manipulative practice with respect to Clients;

5.	engage in any transaction in a Security while in possession of material, nonpublic information regarding the Security or the issuer of the Security (please see insider trading policy in the Compliance and Supervisory Procedures Manual); or

6.	engage in any transactions or activities intended to raise, lower or maintain the price of any Security or to create a false appearance of active trading, such as by spreading rumors or falsehoods concerning a company.

B. Acquisitions of Securities in Initial Public Offerings (“IPO”). No Access Person may acquire a Security in any IPO except as provided in this section. An Access Person invested in a KCM-managed strategy may participate in an IPO if, prior to entering an order for the IPO, the Portfolio Manager obtains written approval from the CCO for each such Access Person’s participation. If an Access Person is excluded from the IPO allocation, the Portfolio Manager must provide a written explanation to the CCO. FINRA Rule 5130 defines a Portfolio Manager as a “Restricted Person” with respect to IPOs. Therefore, IPOs will not be allocated to a Portfolio Manager’s separately-managed account. There are no other exemptions to this requirement in this Code.

C. Front Running/Scalping. No Supervised Person may engage in front-running or scalping trading practices. “Front-running” is the practice of entering an order for a Securities transaction with knowledge of, and with the intention to benefit from, another order. An example would be the purchase of a stock for one’s personal account in anticipation of placing a large order for a Client account. A person front-running the large order may have the opportunity to sell his or her Securities at a higher price and make a profit.

“Scalping” is the practice of purchasing a stock with knowledge of, and with the intention to benefit from, the distribution of a recommendation to purchase a stock. An example would be the purchase of stock for one’s personal account with knowledge that an analyst was going to publish a buy recommendation on the stock. The person purchasing the stock may have the opportunity to sell his or her Securities at a higher price after the recommendation is released.

D. Pre-Clearance Requirement for Reportable Securities. No Access Person may directly or indirectly acquire or dispose of any Beneficial Ownership in any Reportable Security, without the prior written approval from the CCO. It is preferred that requests for clearance be submitted to the CCO electronically; however, submitting a hard copy using the Pre-Clearance Form attached hereto as Exhibit B, as amended, is acceptable. Additionally, the submission of an email requesting approval may be accepted if enough information is provided for the CCO to properly determine whether to permit the transaction. Clearance generally will not be granted under the circumstances described below:

1.	Client Securities

a.	Clearance generally will not be granted for an Access Person to transact in a Reportable Security on a particular day if the same Security:

•	is being purchased or sold for a Client account on that same day (a Reportable Security is being purchased or sold for a Client account from the time the order is placed - including any extension of the original order - until the purchase or sale is completed);

•	has been purchased or sold for a Client account within the most recent five (5) business days preceding that same day, except as provided in this section;

•	is being “considered for purchase or sale” (as defined in Section II.R. above) for a Client account on that same day; or

•	has been “considered for purchase or sale” (as defined in Section II.R. above) for a Client account within the most recent three (3) business days preceding that same day.

b.	An exception may be granted for “adjusting transactions” in Reportable Securities effected in a Client account. Generally, the exception will not apply if a purchase or sale is made across all accounts in a strategy on the same day or within the most recent five (5) business days preceding that same day. Examples of adjusting transactions are as follows:

•	transactions that are effected solely to bring a new Client Account’s Reportable Securities positions in line with the existing accounts in the strategy;

•	transactions that are effected solely for a Client Account as the result of a cash flow;

•	transactions that are effected solely for a Client Account due to an account liquidation or termination;

•	transactions that are effected solely for a Client Account as a result of the reinstatement of an account; or

•	transactions otherwise deemed appropriate by the CCO.

c.	Any request for such an exception is subject to the discretion of the CCO and the basis for not granting an exception request may be the facts and circumstances at the time the request is made. In considering whether to grant an exception request, the CCO may consider such factors (among others) as (i) liquidity, (ii) size of either the Access Person’s requested transaction and/or of any relevant adjusting transaction(s) in the same security, or (iii) known pending client deposits or withdrawals. The Access Person may be required to furnish additional information to the CCO for consideration pertaining to the request for any exception.

d.	It is expected that the above exception will not apply and the black-out period (the same day plus the most recent five (5) business days preceding that day) will remain in effect where the Portfolio Manager:

•	is making a new purchase across all accounts in the strategy;

•	is purchasing to increase a Security’s concentration across all accounts in the strategy;

•	is selling to reduce a Security’s concentration across all accounts in the strategy; or

•	is selling out of a Security’s total position across the entire strategy.

2.	Limit Orders – Clearance generally will not be granted for an Access Person to, pursuant to a limit order, purchase or sell Reportable Securities unless such order would expire at the end of the business day for which pre-clearance is granted;

3.	Holding Period – Clearance generally will not be granted for an Access Person to liquidate or cover a position in any Reportable Security held by the Access Person within thirty (30) calendar days of the date on which such position was initiated or otherwise established by the Access Person. Exceptions to this holding period policy are:

•	transactions of not more than 50 shares of any one Reportable Security (pre-clearance is still required for such transactions);

•	with the permission of the CCO or COO, where the market value of the Reportable Security to be liquidated or covered has declined more than 15% from its initial market value; or

•	with the permission of the CCO or COO, where an extraordinary and unanticipated financial demand requires the Access Person to liquidate a major portion of the position in the Access Person’s portfolio and the liquidation or cover does not harm any Client.

•	Discretionary Managed Accounts and Blind Trusts are excluded from such Holding Period.

4.	Short Sales and Equivalent Transactions — Clearance generally will not be granted for an Access Person to sell short any Security held by Clients, including “short sales against the box” and any transactions that are economically equivalent to short sales, such as sales of uncovered call options; purchases of put options without owning the underlying Security; and short sales of bonds that are convertible into equity positions.

In order to facilitate compliance with the above, the person requesting clearance is required to make certain representations in the request and include certain information with the request so that the CCO can properly determine whether to permit the transaction (for an example, please see Exhibit B, Pre-Clearance Form for Transactions in Reportable Securities). In considering whether to permit a particular transaction, the CCO will evaluate the information submitted by the requesting party, as well as any other information reasonably necessary or appropriate to determine whether the proposed transaction presents an actual or apparent conflict with the interests of Clients.

Unless otherwise stated by the CCO, the approval is effective for the calendar day that the request was submitted and ultimately approved. If the transaction is not effected on that same day, a new request must be submitted.

E. Pre-Approval of Any Securities To Be Acquired in a Limited Offering. No Access Person may acquire Beneficial Ownership of any Security in a Limited Offering, without the prior written approval of the CCO (or in the absence of the CCO, the COO or CEO). Such requests for approval must be submitted using Exhibit B, Pre-Approval Form for Acquisitions of Any Securities in a Limited Offering, as amended, except that the submission of an email requesting approval may be accepted if enough information is provided for the CCO to properly determine whether to permit the transaction. With each request, the Access Person must submit written information to the CCO showing that:

1.	the investment opportunity is available to the Access Person for reasons other than the person’s position with the Adviser;

2.	the proposed investment would not usurp a Client’s investment opportunity; and

3.	the person is not aware of any actual or apparent conflict with the interests of Clients.

Requests for approval for acquisitions of Securities in a Limited Offering will generally be denied if the issuer has publicly-traded equity securities.

In order to facilitate compliance with the above, the person requesting approval is required to make certain representations in the request and include certain information with the request so that the CCO can properly determine whether to permit the transaction (for an example, please see Exhibit B, Pre-Approval Form for Acquisitions of Any Securities in a Limited Offering). In considering whether to permit a particular transaction, the CCO will evaluate the information submitted by the requesting party, as well as any other information reasonably necessary or appropriate to determine whether the proposed transaction presents an actual or apparent conflict with the interests of Clients.

NOTE: Unlike the pre-clearance requirements in Section III.D. above, there are no exemptions to the pre-approval requirement for Limited Offerings.

IV. TRANSACTIONS EXEMPT FROM PRE-CLEARANCE REQUIREMENT

The pre-clearance requirement in Section III.D. above does not apply to the following (these exemptions DO NOT apply to the pre-approval requirement for Limited Offerings in Section III.E. above):

A. Mutual Funds. Purchases and sales of open-ended mutual funds other than Reportable Funds;

B. No Control. Purchases and sales of Securities effected for any account over which the person has no direct or indirect influence or control or trading authority, including but not limited to, purchases or sales by a person’s investment manager pursuant to a written grant of discretionary authority (proof of the grant of such authority, such as an executed agreement, may be required). Please see definition for Blind Trust and/or Discretionary Managed Account as defined in Section II. above. Access Persons relying on this exemption from pre-clearance must inform the CCO of accounts meeting this exception.

C. Non-Volitional. Purchases and sales of Securities that are non-volitional on the part of the person, e.g., transactions effected upon the exercise of puts or calls written by the person, bonds that have been called, periodic investment plans and sales from a margin account pursuant to a bona fide margin call.

D. Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities; and any purchases which are: (i) made solely with the dividend proceeds received in a dividend reinvestment plan; or (ii) part of an automatic payroll deduction plan whereby an employee purchases securities issued by an employer.

E. Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue, and the sale of such rights so acquired.

F. Non-Russell Index Based ETFs. Generally, purchases and sales of ETFs based on non-Russell Indices do not require pre-approval but continue to be reportable to the CCO. Purchases and sales of ETFs that are based on Russell Indices must continue to be pre-approved along with any ETF that a portfolio manager may be authorized to trade or determine to trade in a client account.

G. Closed-End Funds. Purchases and sales of Closed-End Funds other than Reportable Funds do not require pre-approval but continue to be reportable to the CCO.

H. Other Transactions Exempted by the CCO. Other Securities transactions that the CCO has approved, in writing and in advance. Requests for approval must be in writing and include the requestor’s rationale for requesting the exemption.

V. REPORTING REQUIREMENTS

A. Initial Holdings Reporting Requirements. No later than ten (10) calendar days after a person becomes an Access Person, such person shall submit to the CCO a complete list of each Reportable Security in which such person has any direct or indirect Beneficial Ownership.

Content — Initial Holdings Reports must include: the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount, the name of any broker, dealer or bank with which the Access Person maintains an account in which any Securities are held for the Access Person’s direct or indirect benefit; and the date the Access Person submits the report. Accounts over which the Access Person exercises investment control (including, without limitation, those of “immediate family” members (as defined in Section II.C.1. above) also must be reported on the Initial Holdings Report (even if the Access Person does not have a Beneficial Ownership interest in such account). Initial Holdings Reports must be submitted to the CCO using the form attached hereto as Exhibit C, as amended. The Adviser requests that Access Persons attach account statements to their Initial Holdings Reports in lieu of providing specific holdings information.

Current Information Required — The information included in the Initial Holdings Report must be current as of a date no more than forty-five (45) calendar days prior to the date the person becomes an Access Person, and must include all Reportable Securities and Securities accounts as of the day the person became an Access Person.

Deadline – Ten (10) calendar days after becoming an Access Person.

Reports Must be Filed Even if No Reportable Securities are Held – Access Persons must submit a signed and dated Initial Holdings Report even if the Access Person does not hold reportable securities.

B. Quarterly Transaction and Account Reporting Requirements. On a quarterly basis, Access Persons are required to report their personal transactions in Reportable Securities.

Content – The Quarterly Transactions and New Account Reports must include the following information about each transaction involving a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership: the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount; the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); the price of the security at which the transaction was effected; the name of the broker, dealer or bank with or through which the transaction was effected; and the date the Access Person submits the report.

With respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Quarterly Transactions and New Account Report also must include the name of the broker, dealer or bank with whom the Access Person established the account; and the date the account was established.

It is requested that the Quarterly Transactions and New Account Report be submitted to the CCO using the form attached hereto as Exhibit D, as amended.

Deadline – Quarterly Transactions and New Account Reports must be submitted no later than thirty (30) calendar days after the end of each calendar quarter.

Pre-Cleared/Approved Transactions Still Required to be Reported – Access Persons are required to report all transactions in Reportable Securities, even if the Access Person received prior written clearance or approval for the transaction.

Duplicate Confirmations/Account Statements – Access Persons may satisfy this quarterly reporting requirement by providing (or directing the person’s broker(s) to provide) to the CCO duplicate transaction confirmations and/or Securities account statements, provided that the CCO receives such confirmations or statements no later than thirty (30) calendar days after the end of the applicable calendar quarter and the confirmations/statements include all of the information required by the Transaction Report. However, persons relying on duplicate confirmations and account statements to satisfy their quarterly reporting requirements must still submit to the CCO a signed and dated Quarterly Transactions and New Account Report, .

Be aware that certain transactions will not be included on transaction confirmations or account statements (e.g., privately placed securities) and therefore must be detailed on the Quarterly Transactions and New Account Report, even if the Access Person submits duplicate confirmations or statements for other Reportable Securities transactions effected during the quarter.

Exceptions – Access Persons are not required to report regularly-scheduled transactions effected pursuant to an automatic investment plan (i.e., a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation; such as a dividend reinvestment plan). Access Persons are not required to include on the Quarterly Transactions and New Account Report Reportable Securities transactions held in accounts over which the Access Person has no direct or indirect influence or control such as a Discretionary managed Account or Blind Trust - provided that the CCO receives such duplicate confirmations or statements no later than thirty (30) calendar days after the end of the applicable calendar quarter and the confirmations or statements include all of the information required by the Quarterly Transactions and New Account Report.

Reports Must be Filed Even if No Transactions — Access Persons must submit a signed and dated Quarterly Transactions and New Account Report for each quarter, even if the Access Person did not engage in any Reportable Securities transactions during the quarter.

C. Annual Holdings Reporting Requirements. Within forty-five (45) calendar days after the end of every calendar year, each Access Person must report all personal holdings in Reportable Securities as of the end of such calendar year to the CCO.

Content – Annual Holdings Reports must include the title and type of Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership, the name of any broker, dealer or bank with which the Access Person maintains any account in which any Securities are held for the Access Person’s direct or indirect benefit, and the date the Access Person submits the report.

NOTE: In lieu of submitting Exhibit E which provides security information for each individual Reportable Security held, the Adviser requests that Access Persons provide (or direct the person’s broker(s) to provide) to the CCO, duplicate securities account statements throughout the year. Access Persons relying on duplicate account statements are requested to submit their annual holdings information using the form attached hereto as Exhibit F, as amended. However, when duplicate account statements cannot be relied upon, Exhibit E (as amended) must be submitted.

Deadline – Annual Holdings Reports must be submitted within forty-five (45) calendar days after the end of every calendar year.

Current Information – Annual Holdings Reports must include information as of December 31.

Reports Must be Filed Even if No Reportable Securities are Held – Access Persons must submit a signed and dated Annual Holdings Report even if the Access Person does not hold reportable securities.

D. Submission of Duplicate Transaction Confirmations and Securities Account Statements. In order to monitor compliance with this Code, the Adviser requests all Access Persons to submit to the CCO on a monthly basis copies of all periodic statements and transaction confirmations such person receives with respect to any account that holds (or could hold) any Securities in which the person has or could acquire Beneficial Ownership.

Access Persons shall promptly notify the CCO of any new account opened with a broker-dealer, including Discretionary Managed Accounts and Blind Trusts. Access Persons must provide the CCO with sufficient information so that the CCO can arrange for duplicate confirmations and account statements to be mailed to the Adviser. The form to notify compliance of a newly established Discretionary Managed Account and Blind Trust is attached hereto as Exhibit G (as it may be amended).

Exhibit H is a form letter that may be used to direct securities intermediaries to send copies of account statements and transaction confirmations to the Adviser.

E. Discretionary Managed Account and Blind Trust Certification. Annually, the CCO will obtain certifications from Access Persons regarding the Access Person’s influence or control over Discretionary Managed Accounts and/or Blind Trusts. Additionally, the CCO will periodically request a certification from the Access Person’s third party investment adviser and/or Trustee regarding the Access Person’s influence or control over the Discretionary Managed Account and/or Blind Trust.

VI. CONFIDENTIALITY OF CLIENT INFORMATION

Supervised Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Clients except to persons whose responsibilities require knowledge of the information. Supervised Persons shall maintain all information relating to Client securities holdings and transactions in a confidential and secure manner which prevents access to such material nonpublic information by individuals who do not need the information to perform their duties. Please refer to the Adviser’s privacy policy for more information.

NOTE: Mutual fund clients have their own policies and procedures regarding the confidentiality and disclosure of portfolio holdings and similar information.

VII. ADMINISTRATION OF THE CODE

A. Transaction Review/Procedures. The CCO shall review or arrange for the review of all reports submitted hereunder. The purpose of the review shall be to determine whether any violation of the Code or applicable law may have occurred. Sources of information available for such reviews include Clients’ completed and contemplated portfolio transactions. The CCO also shall establish written internal operating procedures regarding the administration of this Code, as necessary or appropriate.

B. Consultations and Interpretations. The CCO may consult with the Adviser’s Code of Ethics Review Committee (the “Committee”), normally comprised of the CCO, the CEO and the COO, regarding any matter arising under this Code, and may refer any determination or decision arising under this Code to the Committee as necessary or appropriate. Further, the Board or the CCO may adopt such interpretations of this Code as it deems necessary or appropriate and as consistent with applicable law.

C. Waivers and Exceptions. The CCO, the Committee or the Board may grant waivers from and exceptions to any provision of this Code, provided that any such waiver or exception is consistent with applicable law and the Adviser’s fiduciary duties and appropriately documented in the Adviser’s books and records.

D.	Enforcement of Code.

Responsibility for Reviewing Suspected Code Violations – If the CEO or COO receives a report of a suspected Code violation, the CEO or COO will promptly report the same to the CCO. Upon receipt of such a report, or if the CCO otherwise suspects that a violation of this Code may have occurred, the CCO will review and investigate the matter, and will determine whether a violation of the Code has in fact occurred (and, if so, will determine whether to recommend to the Committee the imposition of sanctions and/or whether to address the matter through other means, such as additional training/education). As necessary or appropriate, the CCO may refer any matter to the Committee or otherwise seek guidance from the Committee. Before the CCO (or the Committee, if applicable) determines whether a violation of the Code has occurred, the CCO (or the Committee, as applicable) shall provide the person(s) involved in the matter an opportunity to submit information regarding the matter. Such information may be oral or written, at the CCO’s (or the Committee’s) discretion.

Committee Membership, Voting and Quorum — The Committee shall consist of the CEO, COO and CCO. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee.

Determining Sanctions — The Committee is responsible for determining the sanctions that should be imposed in response to a violation. Accordingly, if the CCO has determined that a Supervised Person has violated the Code and has determined to refer the matter to the Committee for the disposition of sanctions, the Committee may impose sanctions and take other actions as it deems necessary or appropriate, including issuing a letter of caution or warning, suspending personal trading rights, suspending employment (with or without compensation), imposing fines, terminating employment, and/or requiring reversal of the transaction(s) in question, disgorgement of profits, forfeiture of profits to a charity, and/or absorption of any loss derived therefrom.

NOTE: Supervised Persons should be aware that any personal securities transaction may be subject to sanctions under this Code as appropriate (e.g., disgorgement of profits, reversal of transactions), even those transactions that were pre-cleared or pre-approved.

Limits on Committee Member Involvement — No Committee member shall participate in a determination of whether he or she has committed a violation of this Code or in determining the imposition of any sanction against the member. If an action of a Committee member is under consideration, an independent party appointed by the Adviser’s Board shall act in all respects for such Committee member in that regard.

E. Annual Reports to Board(s). At least annually, the CCO must furnish to the Board a report that:

1.	describes any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed as a result; and

2.	certifies whether the CCO believes that the Adviser has adopted procedures reasonably necessary to prevent violations of this Code.

The CCO shall also furnish such an annual report and certification (both in writing) to the board of directors/trustees of any Fund (either directly or to the Fund’s chief compliance officer) for which the Adviser serves as investment adviser or sub-adviser (“Fund Boards”). Under 1940 Act Rule 17j-1, Fund Boards are required to consider these annual reports (see below).

F. Summary of Responsibilities of Fund Boards Under 1940 Act Rule 17j-1 (for informational purposes only). Fund Boards are required to approve this Code, and any material changes to it. Fund Boards must approve the Code before initially retaining the services of the Adviser and must approve a material change to the Code no later than six months after adoption of the change. The Fund Board must base its approval on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the anti-fraud provisions in 1940 Act Rule 17j-1. Before approving the Code, the Fund Board must receive a certification from the Adviser that it has adopted procedures reasonably necessary to prevent the Adviser’s Access Persons from violating the Code.

VIII. RECORDKEEPING

A. Record Maintenance. Adviser shall maintain records in the manner and to the extent set forth below, which must be available for appropriate examination by representatives of the SEC.

1.	Copy of Code — A copy of this Code and any other Code of Ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place, the first two years in an appropriate office of the Adviser;

2.	Violations and Sanctions — A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs (the first two years in any appropriate office of the Adviser);

3.	Written Acknowledgements — A record of all written acknowledgements submitted pursuant to this Code from each person who is currently, or within the past five years was, a Supervised Person;

4.	Reports Submitted — A copy of each report made by an Access Person pursuant to this Code (including any brokerage confirmations or account statements submitted in lieu of, or attached to, reports) shall be preserved in an easily accessible place for a period of not less than five years from the end of the fiscal year in which it is made (the first two years in an appropriate office of the Adviser);

5.	Access Persons and Reviewers — A record of the names of persons who are currently, or within the past five years were, Access Persons (or who are required or were otherwise required to file reports under this Code), or who are or were responsible during that time for reviewing reports submitted under this Code, shall be maintained in an easily accessible place;

6.	Approvals of Initial Public and Limited Offerings — A record of any decision (and the reasons supporting the decision) to approve the acquisition of Securities in an Initial Public Offering or Limited Offering shall be maintained for a period of not less than five years after the end of the fiscal year in which the approval is granted; and

7.	Reports to Fund Boards — A copy of each annual report to a Fund Board (and the accompanying certification) shall be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

B. Confidentiality of Reports Filed by Access Persons. The Adviser shall endeavor to treat all reports filed by Access Persons pursuant to this Code as confidential, except with regard to appropriate examinations by representatives of the SEC, other regulators and as required by applicable law or judicial authority.

IX. FORM ADV DISCLOSURE; DISTRIBUTION OF CODE TO CLIENTS

The Adviser shall include a description of this Code in Form ADV Part 2A and, upon request, furnish Clients with a copy of the Code.

X. AMENDMENTS

The Board may amend this Code from time to time. The CCO shall distribute all Code amendments to Supervised Persons and obtain written acknowledgements of receipt from such persons. The CCO also shall provide material Code amendments to Fund Boards (or the Fund’s chief compliance officer) with the certification required by 1940 Act Rule 17j-1 (see Section VII.F. above).

As previously amended:

November 1, 2006;

November 13, 2008;

November 16, 2012, and;

May 15, 2013.

Exhibit A

Kennedy Capital Management, Inc.

Code of Ethics Acknowledgement Form

Certification

Pursuant to the requirements of the Kennedy Capital Management, Inc. Code of Ethics as Amended November 2015 (“the Code of Ethics”), the undersigned hereby certifies as follows:

1. I have received and read the Code of Ethics.

2. I understand the Code of Ethics and acknowledge that I am subject to it.

3. I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

Print Name	Date

Signature

Exhibit B

Kennedy Capital Management

Pre-Clearance Form for Transactions in Reportable Securities

and

Pre-Approval Form for Acquisitions of Any Securities in a Limited Offering

Pre-Clearance/Pre-Approval Information

Name of Requestor:	Transaction: BUY SELL

Date of Request:	Date of Purchase (if a sale):

Proposed Transaction Date:	Security Name:

Market Cap:	Security Symbol:

Owned by KCM Clients?: YES NO	Shares or Amount:

Type of Offering (if applicable):

Access Person Representations

Inside Information About the Security — I represent that I do not possess material non-public information regarding the issuer of this Security, and I am not acting on the advice or recommendation of any person (including other Supervised Persons) (a) whom I have reason to believe possesses such material non-public information or (b) who has advised me that he or she has such material non-public information.

Client Holdings/Transactions in the Security — I represent that:

1.	I have not placed an order for a transaction in this Security for any Client account today;

2.	I have not caused any Client account to transact in this Security within the last five (5) business days;

3.	today I am not considering this Security for purchase or sale in any Client account; and

4.	I have not considered this Security for purchase or sale in any Client account within the last three (3) business days.

5.	I am not aware that any other Supervised Person has done any of (1) through (4) above.

Limit Orders — If this transaction would be executed pursuant to a limit order that will not expire by the close of business today, I represent that the Security is not a Reportable Security (as defined in Section II.L of the Code of Ethics).

Exhibit B

Holding Period — I represent that this transaction will not liquidate or cover any position in any Security issued that I initiated or established within the past thirty (30) calendar days, or, if it will, the transaction falls into one of the following exceptions, as indicated below (please check one if applicable):

YES	NO
☐	☐	As indicated in the first section of this form, the proposed transaction is for not more than 50 shares of any one Reportable Security;

☐	☐	The market value of the Security to be liquidated or covered has declined more than 15% from its initial market value (and I have included supporting documentation with this request); or

☐	☐	I have an extraordinary and unanticipated financial demand that requires me to liquidate a major portion of the position in my portfolio (and I have included supporting documentation with this request.
NOTE: You may be asked to provide more information about your claim of an exception.

Short Sales – I represent that this transaction is not a “short sale” of a Security (including a short sale “against the box” or a transaction economically equivalent to short sales, such as sales of uncovered call options, purchases of put options without owning the underlying Security, and short sales of bonds that are convertible into equity positions) that, to my knowledge, is held in any Client account.

Signature of Requestor:

Limited Offering Representations and Information

I represent that:

•	the investment opportunity is available to me for reasons other than my position with KCM;

•	the proposed investment would not usurp a Client’s investment opportunity;

•	I am not aware not aware of any actual or apparent conflict with the interests of Clients; and

•	to my knowledge the issuer does not have any publicly-traded equity securities outstanding.

The manner in which this investment opportunity has been made available to me is as follows:

Documentation and information supporting each bullet point above has been included with this pre-approval request.

NOTE: You may be asked to provide more information about your request for approval.

Signature of Requestor:

Exhibit B

For Compliance/CCO Use Only

Request:                ☐     APPROVED                            ☐     NOT APPROVED

Reason/Rationale:

CCO Designated Officer	Date

Exhibit C

Kennedy Capital Management, Inc.

Initial Holdings Report

This form must be submitted to Compliance no later than ten (10) calendar days of becoming a KCM Access Person.

Please provide a list of your brokerage accounts and attach a copy of your most recent brokerage statement dated within 45 calendar days. Please use an additional sheet of paper if more space is required

Name:	Date Designated as an Access Person

☐	I do not have any reportable securities holdings as of the date indicated above. If such an account will be opened subsequent to the date hereof, I agree to report to the compliance department the necessary documentation prior to the account being opened.

☐	I have reportable securities holdings in which I have direct or indirect Beneficial Ownership as of the date indicated above. I have listed on the back of this page those accounts over which I have no direct or indirect influence or control.

Brokerage Accounts

Account Name	Custodian	Account Number

529 Plan Accounts

Account Name	Custodian	Account Number

Securities Held Outside of the Brokerage Accounts Listed Above

Please list all securities held outside of your brokerage accounts listed above, including any securities listed in physical form and provide a copy of any stock certificates or other supporting documentation.

Title and Type of Security	Ticker or CUSIP	Shares Held	Principal Amount

Investment Clubs

☐	I am not a member or participant in any investment club.

☐	I am a member or participant in the following investment club(s) and I have attached a copy of the most recent account statement dated within 45 calendar days for the investment club(s).

Investment Club Name	Position in Club	Custodian	Account Number

Certification

The undersigned hereby certifies that:

1.	I have reviewed the Code of Ethics as Amended November 2015.

2.	I have completed this form as of the date indicated thereon in a true and accurate manner.

3.	I have arranged for KCM to receive duplicate transaction confirms and account statements of securities transactions and holdings which meet the reporting requirements of the Code of Ethics.

Signature	Date Submitted

Exhibit C

Kennedy Capital Management, Inc.

Initial Holdings Report

Accounts Over Which I Have No Direct or Indirect Influence or Control

☐	I do not have any reportable securities holdings as of the date indicated above in which I have retained a trustee or third-party manager to manage. If such an account will be opened subsequent to the date hereof, I agree to report to the compliance department the necessary documentation prior to the account being opened.

☐	I have reportable securities holdings in which I have retained a trustee or third-party manager to manage certain of my accounts in which I have direct or indirect Beneficial Ownership as of the date indicated above.

The following is a list of accounts in which I have retained a trustee or third-party manager to manage. Please attach a separate sheet of paper if additional accounts need to be listed.

Account Name	Account Number	Relationship to Manager
Name of Representative:	Custodian
Address	City, State, Zip

Account Name	Account Number	Relationship to Manager
Name of Representative:	Custodian
Address	City, State, Zip

Certification

The undersigned hereby certifies that:

1.	I have no direct or indirect influence or control over the accounts listed above.

2.	I did not suggest or recommend that the Manager of these accounts listed above make any particular purchases or sales of securities for these accounts since I became an Access Person of KCM.

3.	I did not direct the Manager of these accounts listed above to make any particular purchases or sales of securities for these accounts since I became an Access Person of KCM.

4.	I did not consult with the Manager as to the particular allocation of investments to be made in these accounts listed above since I became an Access Person of KCM.

5.	If my control over the accounts listed above should change in any way, I will immediately notify Compliance of such a change and will provide any required information regarding holdings and transactions in these accounts pursuant to the Code of Ethics.

6.	I have arranged for KCM to receive duplicate confirms and statements of securities transactions and holdings which meet the reporting requirements.

Signature	Date Submitted

Exhibit D

Kennedy Capital Management, Inc.

Quarterly Transactions and New Account Report

This form must be submitted to Compliance no later than thirty (30) calendar days after quarter end.

For Calendar Quarter Ended

New Securities Accounts

During the quarter referred to above, I established the following accounts in which ANY securities were held for my direct or indirect benefit:

Account Name	Date Account was Established	Name of Broker-Dealer, Bank or Other Entity	Account Number

☐	None. I did not establish any new accounts during the quarter referred to above in which ANY securities were held for my direct or indirect benefit.

Transactions in Reportable Securities

During the quarter referred to above, the following transactions include all transactions in Reportable Securities of which l had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics. Please attach a separate sheet of paper if needed to list additional transactions.

Date of Transaction	Security Name or Ticker	Nature of Transaction (Purchase, Sale, Other)	Number of Shares or Principal Amount	Interest Rate and Maturity Date (if applicable)	Price	Broker/Dealer, Bank or Other Entity Through Whom Effected

Duplicate Confirmations and Account Statements. As an Access Person, you may satisfy this quarterly reporting requirement by providing (or directing your broker(s) to provide) to the CCO duplicate transaction confirmations and/or securities account statements, provided that the CCO receives such confirmations or statements no later than thirty (30) calendar days after the end of the applicable calendar quarter and the confirmations/statements include all of the information requested above. However, persons relying on duplicate confirmations and account statements to satisfy their quarterly reporting requirements must still submit to the CCO a signed and dated form. Keep in mind that certain types of transactions will not be reflected on confirmations or account statements (e.g., privately-placed securities) and therefore must be detailed on this report, even if you submit duplicate confirmations/statements for other Reportable Securities transactions effected during the quarter.

☐	None. I did not effect ANY transactions in Reportable Securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership.

Certification

Pursuant to the requirements of the Code of Ethics, as Amended November 2015, the undersigned hereby certifies as follows:

1.	In accordance with the Code of Ethics, I have arranged to have copies of confirmations of transactions in Reportable Securities and Securities account statements submitted to the Kennedy Capital Management, Inc., Compliance Department, PO Box 410647, St. Louis, MO 63141.

2.	Such confirmations and account statements include all of the information that is required by the Code of Ethics to be included in the Quarterly Transactions and New Account Report.

3.	I have received approval in accordance with KCM’s policy prior to the execution of any trades during the calendar quarter specified above.

4.	I have reviewed and understand the Code of Ethics and acknowledge that I am subject to it.

Please describe any exceptions on the back of this page.

Signature	Date Submitted

Printed Name

Exhibit E

Kennedy Capital Management, Inc.

Annual Holdings Report

This form must be submitted to Compliance no later than thirty (30) calendar days of year end. All information must be current as of a date no more than 45 days prior to the date this report is being submitted.

Name:	For the annual period

If KCM is not currently receiving duplicate trade confirmations and account statements of your securities accounts, you must list each Reportable Security in which you have any direct or indirect Beneficial Ownership that you hold at the end of the date indicated above. Use additional sheets if necessary.

Securities Holdings

Security Name	Ticker/Cusip	Type of security	Interest Rate & Maturity Date if applicable	Number of Shares held	Principal Amount	Year Acquired

Brokerage Accounts

As of the date indicated above, accounts for my direct or indirect Beneficial Ownership were maintained with the following brokers, dealers, and banks:

Account Name	Custodian	Year Established

Certification

The undersigned hereby certifies that:

1.	The list of securities above is a complete listing of all Reportable securities as defined in the KCM Code of Ethics of which I have direct or indirect beneficial ownership as of the date hereof.

2.	I understand that failure to fully disclose all Reportable securities will be considered a violation of the Code.

3.	I have reviewed and understand the KCM Code of Ethics as Amended November 2015, and acknowledge that I am subject to it.

Signature	Date Submitted

Exhibit F

Kennedy Capital Management, Inc.

Annual Holdings Report

This form must be submitted to Compliance no later than thirty (30) calendar days of year end.

Name:	For the annual period

☐	I do not have any reportable securities holdings as of the date indicated above. If such an account will be opened subsequent to the date hereof, I agree to report to the compliance department the necessary documentation prior to the account being opened.

☐	I have reportable securities holdings in which I have direct or indirect Beneficial Ownership as of the date indicated above. I have listed on the back of this page those accounts over which I have no direct or indirect influence or control.

Brokerage Accounts

Account Name	Custodian	Account Number

529 Plan Accounts

Account Name	Custodian	Account Number

Securities Held Outside of the Brokerage Accounts Listed Above

Please list all securities held outside of your brokerage accounts listed above, including any securities listed in physical form and provide a copy of any stock certificates or other supporting documentation.

Title and Type of Security	Ticker or CUSIP	Shares Held	Principal Amount

Investment Clubs

☐	I am not a member or participant in any investment club.

☐	I am a member or participant in the following investment club(s) and I have attached a copy of the most recent account statement dated within 45 calendar days for the investment club(s).

Investment Club Name	Position in Club	Custodian	Account Number

Certification

The undersigned hereby certifies that:

1.	I have reviewed the Code of Ethics dated September 1, 2000 as Amended August 2015.

2.	I have completed this form as of the date indicated thereon in a true and accurate manner.

3.	I have arranged for KCM to receive duplicate transaction confirms and account statements of securities transactions and holdings which meet the reporting requirements of the Code of Ethics.

Signature	Date Submitted

Exhibit F

Kennedy Capital Management, Inc.

Annual Certification

Accounts Over Which I Have No Direct or Indirect Influence or Control

For the annual period

☐	I do not have any reportable securities holdings as of the date indicated above in which I have retained a trustee or third-party manager to manage. If such an account will be opened subsequent to the date hereof, I agree to report to the compliance department the necessary documentation prior to the account being opened.

☐	I have reportable securities holdings in which I have retained a trustee or third-party manager to manage certain of my accounts in which I have direct or indirect Beneficial Ownership as of the date indicated above. The following is a list of accounts in which I have retained a trustee or third-party manager to manage.

Account Name	Account Number	Relationship to Manager
Name of Representative:	Custodian
Address	City, State, Zip

Account Name	Account Number	Relationship to Manager
Name of Representative:	Custodian
Address	City, State, Zip

Please attach a separate sheet of paper if additional accounts need to be listed

Certification

The undersigned hereby certifies that:

I have no direct or indirect influence or control over the accounts listed above.

I did not suggest or recommend that the Manager(s) of these accounts listed above make any particular purchases or sales of securities for these accounts since I became an Access Person of KCM.

I did not direct the Manager(s) of these accounts listed above to make any particular purchases or sales of securities for these accounts since I became an Access Person of KCM.

I did not consult with the Manager(s) as to the particular allocation of investments to be made in these accounts listed above since I became an Access Person of KCM.

If my control over the accounts listed above should change in any way, I will immediately notify Compliance of such a change and will provide any required information regarding holdings and transactions in these accounts pursuant to the Code of Ethics.

I have arranged for KCM to receive duplicate confirms and statements of securities transactions and holdings which meet the reporting requirements.

Signature	Date Submitted

Exhibit G

Kennedy Capital Management, Inc.

Accounts Over Which I Have No Direct or Indirect Influence or Control

Discretionary Managed Account means an account for which an Access Person of Kennedy Capital Management, Inc. (“KCM”) has a beneficial interest but has completely and fully granted decision-making authority to a professional money manager (who is not an immediate family member or not otherwise covered by the KCM Code of Ethics), and over which the Access Person does not have direct or indirect influence or control.

I have retained a trustee or third-party manager (“Manager”) to manage the account listed below (the, “Account”):

Account Name	Account Number	Relationship to Manager
Name of Representative:	Custodian
Address	City, State, Zip

By my signature below, I hereby certify that:

•	I have no direct or indirect influence or control over the Account.

•	I did not suggest or recommend that the Manager of the Account make any particular purchases or sales of securities for the Account since I became an Access Person of KCM.

•	I did not direct the Manager to make any particular purchases or sales of securities for the Account since I became an Access Person of KCM.

•	I did not consult with the Manager of the Account as to the particular allocation of investments to be made in the Account since I became an Access Person of KCM.

•	If my control over the Account should change in any way, I will immediately notify Compliance of such a change and will provide any required information regarding holdings and transactions in the Account pursuant to the Code of Ethics.

•	I have arranged for KCM to receive duplicate confirms and statements of securities transactions and holdings for the Account which meet the reporting requirements by providing the Manager with one of the delivery addresses below:

traderequest@kennedycapital.com	or	Kennedy Capital Management, Inc. Attention Compliance Department P.O. Box 410647 St. Louis, MO 63141

Signature of Access Person	Date Submitted

Print Name

Exhibit H

[Placed on KCM Letterhead]

[Date]

[Name of Firm]

[Address of Firm]

[City, State, Zip]

Re:	Account Number:	Account Name:
	xxx	xxx

To Whom It May Concern:

This letter is to request duplicate confirmations and statements on the above referenced account. [Name of Employee] is an Access Person of Kennedy Capital Management, Inc. (“KCM”) and the firm approves maintenance of accounts for [him/her] at [name of firm].

Therefore, pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 and FINRA Conduct Rules, on behalf of KCM, I request that duplicate confirmations of all securities transactions and monthly and other periodic account statements beginning with [month] 200x for the above referenced accounts (and any other related accounts) be sent to the following address:

Kennedy Capital Management, Inc.

Attn: Compliance Department

P.O. Box 410647

St. Louis, MO 63141

Your prompt attention to this matter is appreciated. If you have any questions, I may be contacted at 314-743-82xx or traderequest@kennedycapital.com. Thank you for your cooperation.

Sincerely,

[Name of Compliance member]

[Title of Compliance member]

As per the above request, I authorize and direct [name of firm] to forward copies of all transaction confirmations and monthly and other periodic account statements regarding the above mentioned account to Kennedy Capital Management, Inc.

(Signature of Account Holder)	(Date)
[Account Holder Full Name]

cc:	[Account Holder and/or Employee Name]